As filed with the Securities and Exchange Commission on March 12, 2013
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XPLORE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	3570	26-0563295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14000 Summit Drive
Suite 900
Austin, Texas  78728
(512) 336-7797
(Address, including zip code, and telephone number
including area code, of Registrant’s principal executive offices)

Michael J. Rapisand
Chief Financial Officer
14000 Summit Drive
Suite 900
Austin, Texas  78728
(512) 336-7797
(Name, address, including zip code, and telephone number
including area code, of agent for service)

With copies to:

Jonathan J. Russo, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, NY 10036-4039 Tel. No.: (212) 858-1528 Fax No.: (212) 858-1500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$50,000,000	$6,820

(1)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)
Xplore Technologies Corp. previously paid $8,281 in registration fees with respect to Registration Statement on Form S-1 (File No. 333-182860) filed on July 26, 2012, $6,891 of which remains available for future registration fees pursuant to Rule 457(p) under the Securities Act of 1933, as amended.  Xplore Technologies Corp. has applied $6,820 in remaining available funds to the registration fee otherwise due for this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated March 12, 2013

 PROSPECTUS

$50,000,000

Common Stock

_________________

We may, from time to time, offer and sell common stock in one or more offerings.  We will specify in the accompanying prospectus supplement more specific information about any such offering.  The aggregate initial offering price of all securities sold under this prospectus will not exceed $50,000,000.

We may offer the common stock for sale directly to investors or through underwriters, dealers or agents.  We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “XPLR.”  On March 11, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $3.42 per share.  Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75 million, we will not, during any 12-month period, sell common stock under this prospectus in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates.  The aggregate market value of our outstanding common equity held by non-affiliates on March 11, 2013 was $18,897,593 based on 8,389,363 shares of common stock outstanding, of which 5,525,612 shares were held by non-affiliates, and a closing sale price on such date of $3.42.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar months that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk.  We refer you to the section entitled “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is                       , 2013.

 ______________

 You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any state where the offer or sale is not permitted.  You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process.  Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $50,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities.  Any prospectus supplement may also add, update or change information contained in this prospectus.  Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.  The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus.  You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless otherwise indicated or the context requires otherwise, the words "we," "us," "our", the "Company" and "Xplore" refer to Xplore Technologies Corp., a Delaware corporation, and our wholly owned subsidiary.

i

XPLORE TECHNOLOGIES CORP.

Our Business

We are engaged in the development, integration and marketing of rugged mobile PC systems.  Our rugged tablet PCs are designed to withstand hazardous conditions such as extreme temperatures, driving rain, repeated vibrations, dirt, dust and concussive shocks.  The ruggedized and reliable nature of our products enable the extension of traditional computing systems to a range of field personnel, including energy pipeline inspectors, public safety responders, warehouse workers and pharmaceutical  scientists.  Our tablets are fitted with a range of performance-matched accessories, including multiple docking solutions, wireless connectivity alternatives, global positioning system modules, biometric and smartcard options, as well as traditional peripherals, such as keyboards and cases.  Additionally, our tablets are waterproof for up to 30 minutes up to a depth of three feet, can withstand drops from as high as seven feet and are readable in direct sunlight.  Our tablets can be mounted on vehicles and include LTE and WiFi connectivity options for real-time data access.  Our end user customers include major utility companies, leading heavy equipment manufacturers, oil and gas companies, the military and first responders.

Our revenue is derived through the sale of our iX104 systems in the rugged, tablet PC market.  We are dependent upon the market acceptance of our iX104 systems.  Our iX104C5TM introduced what we believe are “industry firsts” and differentiating features, including a tool-less removable dual solid state drive module, tool-less access to the SIM and MicroSD ports and an ingress protection rating of IP 67 for submersion in water.  The C5 family also features an Intel® Core™ i7 processor and Windows® 7 operating system.  Our specially designed AllVueTM screen is viewable in challenging lighting conditions, including direct sunlight and dimly lit environments, and also features a superior screen contrast ratio of 600:1.

We launched our fifth generation iX104C line of rugged tablet PCs in May 2011 and received favorable responses from our end user customers.  From fiscal 2011 to fiscal 2012, our revenue increased by approximately 55%, primarily due to $17.5 million in purchase orders received during the last half of fiscal 2012 from AT&T.  In the fourth calendar quarter of 2012, we announced receipt of a $1.1 million purchase order from a leading medical device company and the receipt of a multi-million dollar purchase order for the U.S. military.  The military purchase order was for over 900 of our iX104C5M rugged military tablets, which are scheduled for delivery over several quarters.  These recent orders were our most significant orders from the medical device and military markets and we believe represent significant milestones.  For the 12-month period ended December 31, 2012, we had revenue of $34.2 million and net income of $1.8 million.  While we may experience some variability in our quarterly operating results as a result of the timing of large orders and the relating shipping of our products, we believe our year-over-year business is growing, as reflected by our fiscal year-to-date revenue numbers.

On October 31, 2012, we completed the closing of an underwritten public offering of two million shares of our common stock, from which we received gross proceeds of $10 million.  In connection with the closing of the public offering, each series of our outstanding preferred stock was automatically converted into shares of our common stock.  In addition, our common stock began trading on the NASDAQ Capital Market under the symbol “XPLR.”

These actions strengthened our financial position and we believe improved the liquidity of our common stock.  We intend to use the net proceeds from the offering to expand our sales and marketing efforts, increase our product offerings to broaden our addressable markets and for working capital and general corporate purposes.  Consequently, we expect our operating expenses to increase based on these investments, and we may continue to incur operating losses, at least until we have completed the development of several new products.  We currently estimate that development of several new products will be completed, and the products will be launched, in the mid-2013 through 2014 time frame.

Our Strategy

We currently compete in the large form factor rugged tablet PC market. We currently have five products in this market. Our strategy is to become the leading global developer and marketer of rugged mobile wireless computer systems.  We seek to build increased marketplace awareness of our iX104 and new product families to enable us to continue increasing our revenue and expanding our marketshare.

Our strategy includes the following key elements:

Leverage Existing Markets—We seek to continue to analyze the needs of the vertical markets that we are currently selling to so that we can continue to grow our business. We intend to continue to focus on customer specific applications by leveraging our core products and technology, as well as our key strategic alliances.

Identifying and targeting vertical markets, major account and OEM opportunities—To achieve broad market penetration by our products, we intend to continue to focus on specific vertical market applications, major accounts and OEM relationships, such as Dell, Inc., Psion Plc (acquired by Motorola Solutions, Inc.), which we refer to as Psion, and Peak Technologies.

Investment and nurturing of key relationships—We intend to continue to outsource our manufacturing function so that we can continue to focus our efforts on our technology and product development, customer application and project deployment activities, through our collaborations on engineering and manufacturing matters with our contract manufacturer, Wistron Corporation, which we refer to as Wistron.  In addition, we have a strategic relationship with VT Miltope with respect to our Armadillo System, an integrated tablet and active docking system. Our targeted military market segments include ground and C4I (Command, Control, Communications, Computers and Intelligence) systems.

Flexible product design and customer centric approach—We believe that the design of our products provides us with the flexibility to respond to customer specific requirements. We involve our customers in product development and enhancements. This approach is intended to result in improved communication throughout the entire sales cycle and is designed to position our products as the optimal mobile computing platform for our customers.

Delivery of high quality, reliable systems—We measure and seek to improve product quality through rigorous quality assurance programs implemented with our strategic alliances, in concert with performing our custom designed test programs. Additionally, we utilize feedback provided by our customers.

Marketing and distribution relationships—Within each targeted vertical industry, we intend to expand our focus on co-marketing relationships with key application providers and systems integrators. We expect this strategy to allow us to define multiple channels of sale within a region while maintaining key strategic alliances.

Expand into New Rugged Product Markets—We currently have five products in the large form factor segment of the rugged mobile computer market. We continue to consider other market opportunities that are broader in scope and opportunity.  We currently have several new products in development and we expect these products to be launched during the mid-2013 to 2014 time period.

Our Corporate Information

We were incorporated in the federal jurisdiction of Canada in 1996 and domesticated to Delaware in 2007. Our executive offices are located at 14000 Summit Drive, Suite 900, Austin, Texas 78728. Our telephone number is (512) 336-7797. Our website is located at http://www.xploretech.com/. Our trademarks or trade names as used in this prospectus include: "iXTM", "iX104C5TM" and "AllVueTM".

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus.  For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement.  The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face.  Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our common stock could decline, and you could lose all or part of your investment.  See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements”.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements.  These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements.  These forward-looking statements speak only as of the date of this prospectus.  Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.  We discuss many of these risks and uncertainties in greater detail in this prospectus and in any prospectus supplement under the heading “Risk Factors.”  Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our common stock offered hereby.  Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes.  General corporate purposes may include additions to working capital, financing of capital expenditures and repayment or redemption of existing indebtedness.  We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions.  Pending the application of net proceeds, we expect to invest the net proceeds in short-term, investment-grade, interest-bearing securities or money market obligations.

DESCRIPTION OF COMMON STOCK

General

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share.  This description is only a summary and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus.  Our second amended and restated certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus.  You should read our second amended and restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock.  See “Where You Can Find More Information.”

We have 15,000,000 shares of authorized common stock.  As of March 11, 2013, there were 8,389,363 shares of common stock issued and outstanding.  Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our second amended and restated certificate of incorporation.  This means that the holders of a plurality of the shares of our common stock entitled to vote in any election of directors can elect all of the directors then standing for election.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.  We have never paid any cash dividends on our common stock and do not anticipate paying such dividends in the near future.  Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.  Holders of common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

 Certain Provisions of our Charter and Bylaws

Certain provisions of our second amended and restated certificate of incorporation and our bylaws and Delaware law described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.  Our second amended and restated certificate of incorporation and bylaws provide that:

●	Our board of directors is authorized to issue preferred stock without shareholder approval; and
●
We will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

●
before the date on which the stockholder became an interested stockholder, the corporation’s Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

●
the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

●
the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder, at a meeting of the stockholders held on or after the date of the business combination.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;
●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation’s voting stock. Business combinations include mergers, consolidations, stock sales, asset sales or other transactions resulting in a financial benefit to interested stockholders.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “XPLR.”

 Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6. of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of common stock equal to one-third of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12-month period.  We may, from time to time, offer the common stock registered hereby up to this maximum amount.

We may sell the common stock offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents.  The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;
●	the purchase price of the common stock and the proceeds to us from the sale;
●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the common stock offered in the prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies.  In connection with the sale of the common stock, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent.  Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.  Some of the underwriters, dealers or agents who participate in the distribution may engage in other transactions with, and perform other services for, us in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering, and any discounts, concessions or commissions which underwriters allow to dealers.  Underwriters, dealers and agents participating in the distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  The underwriters also may impose a penalty bid.  This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock.  As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

The validity of any common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Xplore Technologies Corp. as of March 31, 2012 and 2011, and the related consolidated statements of operations, statements of stockholders' equity (deficit), and statements of cash flows for the years then ended have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, and are incorporated by reference herein in reliance upon such report dated June 25, 2012 given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933.  This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits.  We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC.  The website address is www.sec.gov.  The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus.  Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus.  Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.  We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2012;
●	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2012, September 30, 2012 and December 31, 2012;
●
our Current Reports on Form 8-K filed on July 3, 2012, July 27, 2012, August 9, 2012, September 13, 2012, October 10, 2012, October 15, 2012, October 26, 2012, November 1, 2012 and November 2, 2012; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed on October 10, 2012.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of the common stock offered by this prospectus.  We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number:  Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin Texas, 78728, Attention:  Michael J. Rapisand, telephone (512) 336-7797.  We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  We also maintain a website at http://www.xploretech.com.  However, the information on our website is not part of this prospectus.

PART II

Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$6,820
The NASDAQ Stock Market Listing Fees*	*
Legal Fees and Expenses*	*
Accounting Fees and Expenses*	*
Printing Expenses*	*
Miscellaneous*	*
Total	$6,820
_____________

*     Estimated expenses not presently known.

Item 15.  Indemnification of Directors and Officers.

Our officers and directors may be indemnified as provided by the General Corporation Law of the State of Delaware ("DGCL"), our second amended and restated certificate of incorporation and our bylaws.

Section 145 of the DGCL authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our bylaws provide that we must indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (which we refer to as an indemnitee), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, to the fullest extent permitted by Delaware law. In addition to such right of indemnification, our bylaws provide that we must advance all expenses to any such indemnitee incurred in defending any such proceeding prior to the final disposition of the proceeding. If required by the DGCL, an advancement of expenses incurred by such indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made upon receipt of an undertaking by or on behalf of such indemnitee to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise. Our bylaws also give us the power to indemnify our employees and agents.

Our second amended and restated certificate of incorporation also contains a provision eliminating the personal liability of our directors to the Company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted under Delaware law, except for liability:

1)	for any breach of such director's duty of loyalty to the Company or its stockholders;

2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3)	under Section 174 of the DGCL; or

4)	for any transaction from which the director derived any improper personal benefit.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(7)           That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on March 5, 2013.

XPLORE TECHNOLOGIES CORP.
By: By: /s/ PHILIP S. SASSOWER Philip S. Sassower Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip S. Sassower and Michael J. Rapisand, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to the Securities Act of 1933, as amended (including pursuant to Rule 462(b)), which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP S. SASSOWER	Chief Executive Officer and Director	March 5, 2013
Philip S. Sassower	(Principal Executive Officer)

/s/ MICHAEL J. RAPISAND	Chief Financial Officer	March 5, 2013
Michael J. Rapisand	(Principal Accounting and Financial Officer)

/s/ BRIAN E. USHER-JONES	Director	March 5, 2013
Brian E. Usher-Jones

/s/ ANDREA GOREN	Director	March 5, 2013
Andrea Goren

/s/ THOMAS F. LEONARDIS	Director	March 5, 2013
Thomas F. Leonardis

/s/ KENT MISEMER	Director	March 5, 2013
Kent Misemer

/s/ F. BEN IRWIN	Director	March 7, 2013
F. Ben Irwin

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation of Xplore Technologies Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 2, 2012).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K, filed on June 27, 2007).
4.1**	Specimen Stock Certificate for Common Stock.
5.1**	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1**	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2**	Consent of PMB Helin Donovan, LLP
24.1**	Power of Attorney (included on the signature page hereof).
___________

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
**	Filed herewith.